EXHIBIT 99.1

Fogo de Chão, Inc. Reports Fourth Quarter and Fiscal Year 2016 Results

DALLAS, March 14, 2017 (GLOBE NEWSWIRE) -- Fogo de Chão, Inc. (NASDAQ:FOGO) today reported financial results for its 13-week fiscal fourth quarter and 52-week fiscal year ended January 1, 2017.

Key Highlights for the Fourth Quarter of 2016 compared to the Fourth Quarter of 2015 Include:

  Total revenue of $80.9 million increased 4.4% on a reported basis and 11.2% on a constant currency basis(1) excluding the benefit of incremental revenue attributable to the extra week in Fiscal 2015.

  GAAP net income was $7.7 million, or $0.27 per diluted share.

  Adjusted net income(2) was $8.0 million, or $0.28 per diluted share.

  U.S. comparable restaurant sales decreased 1.0%.

Key Highlights for Fiscal Year 2016 compared to Fiscal Year 2015 Include:

  Total full-year revenue of $288.3 million increased 6.1% on a reported basis and 8.9% on a constant currency basis(1) excluding the benefit of incremental revenue attributable to the Olympics in Fiscal 2016 and the extra week in Fiscal 2015.

  GAAP net income was $24.4 million, or $0.85 per diluted share.

  Adjusted net income(2) was $25.1 million, or $0.87 per diluted share.

  U.S. comparable restaurant traffic increased 0.5%, which represents the third consecutive year of positive traffic gains.

  U.S. comparable restaurant sales decreased 0.6%.

  (1) In order to assess how the business performed in the current period, the Company has adjusted the prior period on a constant currency basis. Constant currency calculations compare results between periods as if exchange rates had remained constant period-over-period. The Company compares the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations. A reconciliation of GAAP revenue to constant currency revenue is included in the accompanying financial data. See also "Non-GAAP Financial Measures" below.
  (2) Adjusted net income is a non-GAAP measure. A reconciliation of GAAP net income to adjusted net income is included in the accompanying financial data. See also "Non-GAAP Financial Measures" below.

“We are pleased to post our third consecutive year of positive U.S. comparable traffic gains. The initiatives in place around daypart expansion and price optionality are helping to drive these gains with further revenue growth coming from our company-owned restaurant development,” said Larry Johnson, Chief Executive Officer of Fogo de Chão, Inc. “We plan to grow our restaurant base during 2017- opening up to seven locations in 2017, including up to two international joint venture locations, as well as driving our comparable restaurant sales by continuous innovation on our strategic platforms.”

Fourth Quarter 2016 Financial Results

Total revenue for the fourth quarter of Fiscal 2016 was $80.9 million compared to $77.5 million in the fourth quarter of Fiscal 2015.  The $3.4 million increase is primarily attributable to new restaurant locations opened in the last 18 months and a favorable foreign exchange impact, offset by the incremental revenue generated during the extra week in Fiscal 2015 and a comparable sales decrease of 2.0%. Excluding the impact of the extra week in Fiscal 2015 and the foreign exchange impact, total revenues for the fourth quarter increased 11.2% over the prior year period.

U.S. restaurant revenue increased 5.0% to $68.6 million in the fourth quarter of Fiscal 2016 primarily due to new restaurant locations opened in the last 18 months, offset by the incremental revenue generated during the extra week in Fiscal 2015, and a U.S. comparable restaurant sales decrease of 1.0%. Excluding the impact of the extra week in Fiscal 2015, U.S. restaurant revenue for the fourth quarter increased 15.6% over the prior year period.

Brazil restaurant revenue was $12.2 million in the fourth quarter of Fiscal 2016 compared to $12.1 million in the fourth quarter of Fiscal 2015. The favorable foreign exchange impact and incremental revenue attributable to the restaurant location opened in the last 18 months was virtually offset by a Brazil comparable restaurant sales decrease of 6.9%. Excluding the impact of the extra week in Fiscal 2015 and the favorable foreign exchange impact, Brazil restaurant revenue for the fourth quarter decreased 8.5% over the prior year period.

GAAP net income for the fourth quarter of Fiscal 2016 was $7.7 million, compared to $12.9 million in the fourth quarter of Fiscal 2015.  Adjusted net income in the fourth quarter of Fiscal 2016 was $8.0 million, or $0.28 per diluted share, compared to $8.3 million, or $0.29 per diluted share in the fourth quarter of Fiscal 2015. Excluding the impact of the extra week in Fiscal 2015 and the unfavorable foreign exchange, adjusted net income for the fourth quarter increased 13.5% over the prior year period. A reconciliation between GAAP net income and adjusted net income is included in the accompanying financial data.

Development Update

As of January 1, 2017, the Company operated 45 restaurants, ten of which are in Brazil, and two joint venture restaurants in Mexico City.

The Company opened locations in Tysons, Virginia and Uptown in Dallas in January and February 2017, respectively.  The Company plans to open at least three additional Company-owned restaurants during the remainder of Fiscal 2017, one of which is currently under construction, and up to two additional international joint venture restaurants. In addition to the restaurant under construction, the Company has three signed leases and is negotiating multiple letters of intent for planned 2017 and 2018 Company-owned locations.

Investors are reminded that the actual number and timing of new restaurant openings is subject to a number of factors outside of the Company's control including, but not limited to, weather conditions and factors under the control of landlords, contractors and regulatory/licensing authorities.

2017 Outlook

Based on current information, the Company is providing its initial guidance for the 52-week fiscal year 2017, which ends on December 31, 2017. Adjusted diluted net income per share is expected to range between $0.92 and $0.95, which represents growth of 7.0% to 11.0% over adjusted diluted net income per share of $0.86 in Fiscal 2016. Adjusted diluted net income per share guidance for Fiscal 2017 is based, in part, on the following annual assumptions:

  Total revenue of $315 million to $320 million, assuming an exchange rate of 3.25 Brazilian reais to 1 U.S. dollar, which represents 10% to 12% growth on a constant currency and Olympics adjusted basis;

  Company-owned comparable restaurant sales of -0.5% to 0.5%;

  Restaurant contribution margin of 28.8% to 29.2%;

  Pre-opening expenses of $3.0 million to $3.5 million;

  General and administrative expenses of $20 million to $22 million;

  Opening up to seven restaurants, including up to two international joint venture locations;

  Capital expenditures of $26 million to $30 million;

  Depreciation expense of $18.5 million to $19.0 million; and

  Tax rate of 32% to 33%.

  (1) The Company’s 2016 results are adjusted for comparison to 2017 by ($0.02) to exclude the estimated effects of the Olympics benefit and by $0.01 to adjust 2016 to the same Brazilian Real exchange rate that we have projected for our 2017 guidance (3.25 reais to 1 U.S. dollar).

Guidance Policy

The Company intends to provide annual guidance as it relates to revenue, comparable restaurant sales growth, restaurant contribution margin, general and administrative expense, tax expense, and development schedule.  The Company expressly disclaims any duty to update this guidance.

Conference Call/ Webcast

The Company will host a conference call to discuss its fourth quarter and fiscal year 2016 financial results today at 5:00 PM Eastern Time. Hosting the call will be Larry Johnson, Chief Executive Officer, Barry McGowan, President, and Tony Laday, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing (877) 407-0789 or for international callers by dialing (201) 689-8562. A replay will be available two hours after the call and can be accessed by dialing (844) 512-2921 or for international callers by dialing (412) 317-6671; the passcode is 13652685. The replay will be available through Tuesday, March 21, 2017.  The conference call will also be webcast live and later archived on Fogo’s corporate website at ir.fogodechao.com under the ‘News & Events’ section.

About Fogo de Chão

Fogo de Chão (fogo-dee-shown) is a leading Brazilian steakhouse, or churrascaria, which has specialized for more than 37 years in fire-roasting high-quality meats utilizing the centuries-old Southern Brazilian cooking technique of churrasco. Fogo delivers a distinctive and authentic Brazilian dining experience through the combination of high-quality Brazilian cuisine and a differentiated service model known as espeto corrido (Portuguese for "continuous service") delivered by gaucho chefs. Fogo offers its guests a tasting menu of a variety of meats including beef, lamb, pork and chicken, simply seasoned and carefully fire-roasted to expose their natural flavors, a gourmet Market Table with seasonal salads, soup and fresh vegetables, seafood, desserts, signature cocktails and an award-winning wine list. The first Fogo de Chão opened in Brazil in 1979. The Company currently operates 35 restaurants in the United States, ten in Brazil and two joint venture restaurants in Mexico. Visit FOGO.com for more information.

Safe Harbor Statement

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, guidance, future plans, objectives and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, and the implementation of our marketing and branding strategies. Forward-looking statements can also be identified by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “seeks,” “intends,” “targets” or the negative of these terms or other comparable terminology. Forward-looking statements are not guarantees of future performance and actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the section entitled "Risk Factors" in our recent annual report on Form 10-K for the fiscal year ended January 3, 2016 filed with the Securities and Exchange Commission, and our discussion of risks in our quarterly reports on Form 10-Q. The forward-looking statements included in this press release are made only as of the date hereof. Except as required by applicable securities law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

The Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted net income (loss), and constant currency (collectively the "non-GAAP financial measures"). The Company also presents certain results of operations on a constant currency basis to exclude the effects of foreign currency fluctuations. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the methods used by other companies.

Key Financial Data - Fiscal Quarter	Fiscal Quarter Ended				Adjusted(a)
(in thousands, except restaurant and per share amounts)	January 1, 2017	January 3, 2016	Change	Change	Change
	(13 weeks)	(14 weeks)
Comparable store sales:
U.S.	-1.0%	3.5%
Brazil	-6.9%	0.0%
Consolidated	-2.0%	2.8%

Restaurants opened during period	2	4
Restaurants open at period end	45	41

Revenue(b):
U.S.(c)	$68,594	$65,328	$3,266	5.0%	15.6%
Brazil	$12,177	$12,081	$96	0.8%	-8.5%
Consolidated	$80,877	$77,496	$3,381	4.4%	11.2%

Adjusted EBITDA attributable to Fogo de Chão, Inc.	$18,268	$19,368	$(1,100)	-5.7%	4.8%

Net income attributable to Fogo de Chão, Inc.	$7,698	$12,941	$(5,243)	-40.5%	-34.7%
Adjusted net income attributable to Fogo de Chão, Inc.	$8,018	$8,339	$(321)	-3.8%	13.5%

Diluted earnings per share	$0.27	$0.45	$(0.18)	-40.0%	-34.1%
Adjusted diluted earnings per share	$0.28	$0.29	$(0.01)	-3.4%	16.7%

(a) Fully adjusted to exclude the effects of the 53rd week benefit ($6,795) and currency fluctuation in the Brazilian Real $2,047 in Fiscal 2015.
(b) We have two operating segments: United States and Brazil. Our joint venture in Mexico is included in the
        United States for segment reporting purposes as the operations of the joint venture are monitored by the
United States segment management.
(c) U.S. revenue excludes gift card breakage revenue.

Key Financial Data - Fiscal Year	Fiscal Year Ended				Adjusted(a)
(in thousands, except restaurant and per share amounts)	January 1, 2017	January 3, 2016	Change	Change	Change
	(52 weeks)	(53 weeks)
Comparable store sales:
U.S.	-0.6%	2.7%
Brazil	-0.5%	-8.8%
Brazil adjusted for Olympics	-2.5%	N/A
Consolidated	-0.6%	0.4%
Consolidated adjusted for Olympics	-0.9%	N/A

Restaurants opened during period	4	7
Restaurants open at period end	45	41

Revenue(b):
U.S.(c)	$245,381	$227,073	$18,308	8.1%	11.0%
Brazil	$42,753	$44,425	$(1,672)	-3.8%	-1.9%
Consolidated	$288,296	$271,634	$16,662	6.1%	8.9%

Adjusted EBITDA attributable to Fogo de Chão, Inc.	$59,892	$63,181	$(3,289)	-5.2%	-2.2%

Net income attributable to Fogo de Chão, Inc.	$24,437	$27,865	$(3,428)	-12.3%	-9.3%
Adjusted net Income attributable to Fogo de Chão, Inc.	$25,062	$27,195	$(2,133)	-7.8%	-4.6%

Diluted earnings per share	$0.85	$1.06	$(0.21)	-19.8%	-17.0%
Adjusted diluted earnings per share	$0.87	$1.03	$(0.16)	-15.5%	-12.4%

(a) Fully adjusted to exclude the effects of the Olympics benefit in Fiscal 2016 ($1,367) and the 53rd week benefit ($6,795) and currency fluctuation in the Brazilian Real ($1,442) in Fiscal 2015.
(b) We have two operating segments: United States and Brazil. Our joint venture in Mexico is included in the
        United States for segment reporting purposes as the operations of the joint venture are monitored by the
United States segment management.
(c) U.S. revenue excludes gift card breakage revenue.

Fogo de Chão, Inc.
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except share and per share amounts)

	Fiscal Quarter Ended		Fiscal Year Ended
	January 1, 2017	January 3, 2016	January 1, 2017	January 3, 2016
	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)
Revenue	$80,877	$77,496	$288,296	$271,634
Restaurant operating costs:
Food and beverage costs	22,606	21,558	82,145	80,062
Compensation and benefit costs	18,046	17,022	66,376	60,224
Occupancy and other operating expenses (excluding depreciation and amortization)	14,802	12,475	54,001	46,153
Total restaurant operating costs	55,454	51,055	202,522	186,439
Marketing and advertising costs	2,016	2,009	7,132	6,618
General and administrative costs	5,192	5,598	20,576	32,566
Pre-opening costs	1,467	2,524	3,580	4,858
Loss on extinguishment/modification of debt	—	—	—	5,991
Non-cash impairment charges	320	—	320	—
Depreciation and amortization	4,139	3,234	15,729	12,471
Other operating (income) expense, net	187	(168)	21	(291)
Total costs and expenses	68,775	64,252	249,880	248,652
Income from operations	12,102	13,244	38,416	22,982
Other income (expense):
Interest expense, net of capitalized interest	(1,080)	(1,090)	(4,387)	(9,975)
Interest income	674	307	2,208	856
Other income (expense), net	(4)	4	(18)	(34)
Total other income (expense), net	(410)	(779)	(2,197)	(9,153)
Income before income taxes	11,692	12,465	36,219	13,829
Income tax expense (benefit)	3,980	(586)	11,957	(14,168)
Net income	7,712	13,051	24,262	27,997
Less: Net income (loss) attributable to noncontrolling interest	14	110	(175)	132
Net income attributable to Fogo de Chão, Inc.	$7,698	$12,941	$24,437	$27,865
Net income	$7,712	$13,051	$24,262	$27,997
Other comprehensive income (loss):
Currency translation adjustment	(474)	146	14,261	(29,888)
Total other comprehensive income (loss)	$(474)	$146	$14,261	$(29,888)
Comprehensive income (loss)	7,238	13,197	38,523	(1,891)
Less: Comprehensive income (loss) attributable to noncontrolling interest	(133)	82	(616)	(11)
Comprehensive income (loss) attributable to Fogo de Chão, Inc.	$7,371	$13,115	$39,139	$(1,880)
Earnings per common share attributable to Fogo de Chão, Inc.:
Basic	$0.27	$0.46	$0.87	$1.09
Diluted	$0.27	$0.45	$0.85	$1.06
Weighted average common shares outstanding:
Basic	28,119,196	28,021,576	28,119,196	25,519,312
Diluted	28,822,616	28,926,777	28,822,616	26,324,115

Reconciliation to Adjusted Net Income attributable to Fogo de Chão, Inc.(a)
(in thousands, except share and per share amounts)
	Fiscal Quarter Ended		Constant Currency(f)
	January 1, 2017	January 3, 2016	January 3, 2016
	(13 weeks)	(14 weeks)	(14 weeks)
Net income attributable to Fogo de Chão, Inc.	$7,698	$12,941	$13,511
Retention agreement payments(b)	—	106	106
Non-cash impairment charge(c)	320	—	—
Income tax expense(d)	3,997	(647)	(562)
Pre-tax adjusted net income	12,015	12,400	13,055
Estimated tax provision(e)	3,997	4,061	4,276
Adjusted net income attributable to Fogo de Chão, Inc.	$8,018	$8,339	$8,779

Adjusted net income per common share attributable to Fogo de Chão, Inc.:
Basic	$0.29	$0.30	$0.31
Diluted	$0.28	$0.29	$0.30

Weighted average common shares outstanding:
Basic	28,119,196	28,021,576	28,021,576
Diluted	28,822,616	28,926,777	28,926,777

(a) Excludes impacts attributable to our joint venture in Mexico.
(b) Consists of cash payments to our regional managers pursuant to retention and non-compete agreements executed in Fiscal 2012. The final payments under these agreements were paid in October 2015.
(c) Consists of non-cash impairment charge related to the reduction in carrying value of an underperforming restaurant in Brazil.
(d) Consists of recorded income tax expense for the period. Actual taxes are added back and recalculated against pre-tax adjusted net income. There is no current year tax effect for the non-cash impairment charge as it is considered a non-taxable event in Brazil. Refer to (e).
(e) Our effective tax rate for the fourth quarter ended January 1, 2017 is 34.44%. Our estimated effective tax rate for the fourth quarter ended January 3, 2016 is 32.75% before discrete items.
(f) We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.

Reconciliation to Adjusted Net Income attributable to Fogo de Chão, Inc.(a)
(in thousands, except share and per share amounts)
	Fiscal Year Ended		Constant Currency(m)
	January 1, 2017	January 3, 2016	January 3, 2016
	(52 weeks)	(53 weeks)	(53 weeks)
Net income attributable to Fogo de Chão, Inc.	$24,437	$27,865	$28,029
Credit facility interest adjustment(b)	—	5,510	5,510
Loss on extinguishment/modification of debt(c)	—	5,991	5,991
Share-based compensation(d)	—	5,840	5,840
Management and consulting fees(e)	—	8,137	8,137
Retention agreement payments(f)	—	1,042	1,042
IPO related expenses(g)	—	782	782
Recurring public company costs(h)	—	(500)	(500)
Non-recurring expenses(i)	456	—	—
Non-cash impairment charge(j)	320	—	—
Income tax expense(k)	11,923	(14,229)	(14,277)
Pre-tax adjusted net income	37,136	40,438	40,554
Estimated tax provision(l)	12,074	13,243	13,281
Adjusted net income attributable to Fogo de Chão, Inc.	$25,062	$27,195	$27,273

Adjusted net income per common share attributable to Fogo de Chão, Inc.:
Basic	$0.89	$1.07	$1.07
Diluted	$0.87	$1.03	$1.04

Weighted average common shares outstanding:
Basic	28,119,196	25,519,312	25,519,312
Diluted	28,822,616	26,324,115	26,324,115

(a) Excludes impacts attributable to our joint venture in Mexico.
(b) Credit facility interest represents the adjustment to interest expense that would have been recorded if the extinguishment of our 2012 Credit Facility had occurred at the beginning of Fiscal 2014.
(c) Consists primarily of non-cash charges resulting from the extinguishment or our 2012 Credit Facility. For the fiscal year ended January 3,
2016, includes $250 pre-payment premium and $76 in legal and other expenses paid in connection with the termination.
(d) For the fiscal year ended January 3, 2016, includes $5,658 of compensation expense recognized upon the closing of our IPO attributable to the vesting of stock options.
(e) Consists primarily of payments to an affiliate of THL and advisors engaged by an affiliate of THL for advisory and consulting services.
        For the fiscal year ended January 3, 2016, includes the $7,544 fee paid to an affiliate of THL as a result of the termination of the advisory services agreement with that affiliate.
(f) Consists of cash payments to our regional managers pursuant to retention and non-compete agreements executed in Fiscal 2012. The final payments under these agreements were paid in October 2015.
(g) Represents external professional service costs incurred as we assessed and initiated the process of becoming a public company. These costs include accounting and legal fees for public readiness services, documentation of internal controls to comply with Section 404 of the
Sarbanes-Oxley Act and external auditor fees incurred for review of all fiscal quarters included in the registration statement.
(h) Recurring public company costs represent estimated costs that we would have incurred if the IPO had occurred at the beginning of Fiscal 2014.
(i) Consists of one-time expenses related to the realignment of management of the Brazilian subsidiaries, the legal transfer of the Brazilian subsidiaries to the Company’s Dutch holding company to support the Company’s expansion into international markets and other one-time legal and accounting fees.
(j) Consists of non-cash impairment charge related to the reduction in carrying value of an underperforming restaurant in Brazil.
(k) Consists of recorded income tax expense for the period. Actual taxes are added back and recalculated against pre-tax adjusted net income.
There is no current year tax effect for the non-cash impairment charge as it is considered a non-taxable event in Brazil. Refer to (l).
(l) Our effective tax rate for the fiscal year ended January 1, 2017 is 33.15%. Our estimated effective tax rate for the fiscal year ended January 3, 2016 is 32.75% before discrete items.
(m) We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.

Reconciliation Adjusted EBITDA attributable to Fogo de Chão, Inc.(a):
(in thousands)
	Fiscal Quarter Ended		Constant Currency(f)
	January 1, 2017	January 3, 2016	January 3, 2016
	(13 weeks)	(14 weeks)	(14 weeks)
Net income attributable to Fogo de Chão, Inc.	$7,698	$12,941	$13,511
Depreciation and amortization expense	4,048	3,172	3,249
Interest expense, net	1,080	1,090	1,090
Interest income	(674)	(307)	(359)
Income tax expense (benefit)	3,997	(647)	(562)
EBITDA	16,149	16,249	16,929
Pre-opening costs	1,402	2,524	2,524
Share-based compensation	172	281	281
Retention agreement payments(b)	—	106	106
Non-cash adjustments(c)	225	208	205
Non-recurring expenses(d)	—	—	—
Non-cash impairment charge(e)	320	—	—
Adjusted EBITDA attributable to Fogo de Chão, Inc.	$18,268	$19,368	$20,045

(a) Excludes impacts attributable to our joint venture in Mexico.
(b) Consists of cash payments to our regional managers pursuant to retention and non-compete agreements executed in 2012. The final payments under these agreements were paid in October 2015.
(c) Consists of non-cash portion of straight line rent expense.
(d) Consists of one-time expenses related to the realignment of management of the Brazilian subsidiaries.
(e) Consists of non-cash impairment charge related to the reduction in carrying value of an underperforming restaurant in Brazil.
(f) We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.

Reconciliation Adjusted EBITDA attributable to Fogo de Chão, Inc.(a):
(in thousands)
	Fiscal Year Ended		Constant Currency(j)
	January 1, 2017	January 3, 2016	January 3, 2016
	(52 weeks)	(53 weeks)	(53 weeks)
Net income attributable to Fogo de Chão, Inc.	$24,437	$27,865	$28,029
Depreciation and amortization expense	15,437	12,302	12,249
Interest expense, net	4,387	9,975	9,975
Interest income	(2,208)	(856)	(851)
Income tax expense (benefit)	11,923	(14,229)	(14,277)
EBITDA	53,976	35,057	35,125
Pre-opening costs	3,389	4,560	4,510
Loss on extinguishment of debt(b)	—	5,991	5,991
Share-based compensation(c)	792	6,792	6,792
Management and consulting fees(d)	—	8,137	8,137
Retention agreement payments(e)	—	1,042	1,042
IPO related expenses(f)	—	782	782
Non-cash adjustments(g)	959	820	810
Non-recurring expenses(h)	456	—	—
Non-cash impairment charge(i)	320	—	—
Adjusted EBITDA attributable to Fogo de Chão, Inc.	$59,892	$63,181	$63,189

(a) Excludes impacts attributable to our joint venture in Mexico.
(b) Consists primarily of non-cash charges resulting from the extinguishment or our 2012 Credit Facility. For the fiscal year ended January 3, 2016, includes $250 pre-payment premium and $76 in legal and other expenses paid in connection with the termination.
(c) For the fiscal year ended January 3, 2016, includes $5,658 of compensation expense recognized upon the closing of our IPO attributable to the vesting of stock options.
(d) Consists primarily of payments to an affiliate of THL and advisors engaged by an affiliate of THL for advisory and consulting services. For the fiscal year ended January 3, 2016, includes the $7,544 fee paid to an affiliate of THL as a result of the termination of the advisory services agreement with that affiliate.
(e) Consists of cash payments to our regional managers pursuant to retention and non-compete agreements executed in 2012. The final payments under these agreements were paid in October 2015.
(f) Represents external professional service costs incurred as we assessed and initiated the process of becoming a public company. These costs include accounting and legal fees for public readiness services, documentation of internal controls to comply with Section 404 of the Sarbanes-Oxley Act and external auditor fees incurred for review of all fiscal quarters included in the registration statement.
(g) Consists of non-cash portion of straight line rent expense.
(h) Consists of one-time expenses related to the realignment of management of the Brazilian subsidiaries, the legal transfer of the Brazilian subsidiaries to the Company’s Dutch holding company to support the
Company’s expansion into international markets and other one-time legal and accounting fees.
(i) Consists of non-cash impairment charge related to the reduction in carrying value of an underperforming restaurant in Brazil.
(j) We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.

Supplemental Selected Constant Currency Adjustment Information

	Fiscal Quarter Ended
Constant Currency reconciliation	January 1, 2017	January 3, 2016
	(13 weeks)	(14 weeks)
Revenue as reported	$80,877	$77,496
Effect of foreign currency(a)	—	2,047
Revenue at constant currency	$80,877	$79,543

Adjusted EBITDA	$18,268	$19,368
Effect of foreign currency(a)	—	677
Adjusted EBITDA at constant currency	$18,268	$20,045
Adjusted EBITDA margin at constant currency	22.6%	25.2%

Restaurant contribution	$25,423	$26,441
Effect of foreign currency(a)	—	806
Restaurant contribution at constant currency	$25,423	$27,247
Restaurant contribution margin at constant currency	31.4%	34.3%

	Fiscal Year Ended
Constant Currency reconciliation	January 1, 2017	January 3, 2016
	(52 weeks)	(53 weeks)
Revenue as reported	$288,296	$271,634
Effect of foreign currency(a)	—	(1,442)
Revenue at constant currency	$288,296	$270,192

Adjusted EBITDA	$59,892	$63,181
Effect of foreign currency(a)	—	8
Adjusted EBITDA at constant currency	$59,892	$63,189
Adjusted EBITDA margin at constant currency	20.8%	23.4%

Restaurant contribution	$85,774	$85,195
Effect of foreign currency(a)	—	(191)
Restaurant contribution at constant currency	$85,774	$85,004
Restaurant contribution margin at constant currency	29.8%	31.5%

(a) As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of certain results on a constant currency basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. We use results on a constant currency basis as one measure to evaluate our performance. We calculate constant currency by retranslating results across all prior periods presented using a derived exchange rate for the most current year periods presented based on actual results. The tables set forth below calculate constant currency at a foreign currency exchange rate of 3.3002 and 3.4411 Brazilian reais to
      1 US dollar, which represents the derived exchange rate for the fiscal quarter and fiscal year ended January 1,
      2017, respectively, calculated as explained above. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.

UNAUDITED SELECTED CONSOLIDATED BALANCE SHEET DATA
(in thousands)

	As of	As of
	January 1, 2017	January 3, 2016
Cash and cash equivalents	$31,275	$24,919
Total assets	522,395	484,577
Long-term debt, including current portion	150,000	165,000
Deferred taxes	21,838	13,033
Total liabilities	229,536	232,023
Total Fogo de Chão, Inc. shareholders' equity	290,644	250,611
Total equity	292,859	252,554

Investor Contact:
IR@fogodechao.com
(972) 361-6225

Media Contact:
Joy Murphy, ICR
Joy.Murphy@icrinc.com
(646) 277‐1242